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                                  Exhibit 23
                        Consent of Independent Auditors


                        CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in Registration Statement Number 333-76881 (dated April 23, 1999, on Form S-8) and Registration Statement Number 333-92007 (dated December 2, 1999, on Form S-8) of our report dated January 19, 2001, on the consolidated financial statements of Woronoco Bancorp, Inc. and subsidiaries, appearing in the Annual Report on Form 10-K of Woronoco Bancorp, Inc. for the year ended December 31, 2000.


WOLF & COMPANY, P.C.

Boston, Massachusetts
March 9, 2001